Exhibit 19(b)

SECTION 906 CERTIFICATION

I, Ann M. Carpenter, President and Principal Executive Officer, and I, Chad C. Hallett, Treasurer and Principal Financial Officer, of The Select Sector SPDR® Trust (the “Trust”) each certify that:

1. This Form N-CSR filing for the Trust for the period ended June 30, 2026 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ Ann M. Carpenter
Ann M. Carpenter
President and Principal Executive Officer

Date: September 3, 2026

By:	/s/ Chad C. Hallett
Chad C. Hallett
Treasurer and Principal Financial Officer

Date: September 3, 2026